Sanitation license (duplicate) Certificate Number: (2008) No. B-002 License-issuing Authority: Health Bureau of Bai Shui County (Special Seal for Sanitation License) Issue Date: March 01, 2008

Name of Orgnization: Shaanxi Bai Shui Du Kang Liquor Co., Ltd.

Corporate Representative (or Person in Charge): Hongjun, Zhang

Address: Bai Shui County, Du Kang Town

Economic Nature: Joint-stock System

Project Permitted: Alcohol Beverage Brewing, Fruit Juice, Mineral Water, Production and Sale of Drink

Period of Validity: From  March 01, 2008

to     December 31, 2011

Record of Annual Audit

Qualified May 26, 2009 (seal)	MM/ DD/ YY (seal)
MM/ DD /YY (seal)	MM/ DD/ YY (seal)

Record of Hygienic Supervision and Inspection

Date	Illegal facts	Opinion of Punishment	Supervisor(Signature)